EXHIBIT 99.1

Cherokee Global Brands Reports First Quarter Fiscal 2019 Financial Results

First Quarter Highlights:

•	Revenues of $5.4 million
•	Adjusted EBITDA increased 20% to $1.0 million
•	Operating loss of $0.2 million and net loss of $2.7 million, or $0.20 per diluted share

SHERMAN OAKS, CA (June 14, 2018) — Cherokee Global Brands (NASDAQ: CHKE), a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands, today reported financial results for its first fiscal quarter ended May 5, 2018.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures as that term is defined in Regulation G.  Reconciliations of amounts on a GAAP basis to amounts on a non-GAAP basis are presented in tabular form later in this release under the heading “Reconciliation of GAAP to Non-GAAP Financial Data.”

CEO Commentary

“We are pleased with the progress made during our first quarter of fiscal 2019 as we continue to streamline our operations and reduce our operating expenses,” said Henry Stupp, chief executive officer. “With the sale of Flip Flop Shops complete, we look forward to leveraging our more focused platform to drive profitable growth within our existing brand portfolio and partners while building awareness and traction among new partners.”

“With this in mind, we are pleased to report that momentum with our Hi-Tec portfolio continues to accelerate – with licensed revenues increasing 58% year-over-year,” added Stupp.  “It is increasingly apparent that our strategy to globalize Hi-Tec beyond footwear into a full family, lifestyle brand is proving successful.”

Mr. Stupp concluded, “We continue to take actions to resolve our liquidity challenges, and we’re optimistic that our efforts to resolve the noncompliance with our existing credit agreement will result in an acceptable outcome.”

Operating Expenses

Selling, general and administrative expenses, which comprise the Company’s normal operating expenses, were $4.4 million, compared to $6.0 million in the first quarter of the prior year. The $1.6 million, or 27% year-over-year decrease, is due to reduced spending for personnel along with lower professional fees and other operating expenses following the completion of the Hi-Tec consolidation.

In addition, the Company is undergoing additional restructuring efforts that will support the long-term health and profitability of the organization. The restructuring includes headcount reductions and lower operating expenses as the Company implements a more streamlined management structure.

Profitability Measures

The Company’s operating loss was $0.2 million as compared to a loss of $2.3 million in the first quarter of the prior year.  Net loss was $2.7 million, or $0.20 per share on a diluted basis, as compared to a net loss in the prior year period of $3.3 million, or $0.25 per share on a diluted basis.  Adjusted EBITDA increased 20% to $1.0 million compared to $0.9 million in the first quarter of the prior year.  This improvement was due to the decrease in selling, general and administrative expenses versus the first quarter of the prior year.

-  1  -

Balance Sheet

At May 5, 2018, the Company had cash and cash equivalents of $2.5 million and $49.1 million of borrowings outstanding under its credit agreement.

Fiscal 2019 Outlook
The Company is updating its guidance for the fiscal year ending February 2, 2019, to account for cost reduction efforts, the sale of Flip Flop Shops and the corresponding loss of revenues.

•	Revenues are anticipated to be in the range of $25.0 to $27.0 million
•	Adjusted EBITDA is expected to remain in the range of $8.0 to $10.0 million
•	SG&A run rate is now expected to approximate $17.0 million, a reduction of $8.4 million from fiscal 2018

Going Concern

The Company continues to face liquidity challenges with recurring operating losses and negative cash flows.  Based on the Company's forecasted cash flows for the next twelve months, the Company has concluded that material uncertainties regarding its ability to meet its commitments to lenders raise significant doubt as to the ability of Cherokee Global Brands to continue as a going concern.  Please refer to Note 1 of the Company's condensed consolidated financial statements for the three months ended May 5, 2018 included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today for more information.

Management plans to address the Company’s ability to continue as a going concern through further negotiations with its lender and with other potential sources of capital.  The Company will further evaluate its ability to meet its obligations as they come due over the next twelve months, and the resolution of the noncompliance with its credit facility is a critical part of management’s plans to meet its obligations as they come due.  There is no assurance that management will be able to execute these plans.

Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international). The earnings call will also be broadcast over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.  For those unable to participate during the live broadcast, a replay will be available through Thursday, June 21, 2018, at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (international) and use conference ID: 13677858.

About Cherokee Inc.
Cherokee is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, Hi-Tec®, Magnum®, 50 Peaks® and Interceptor, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license agreements with leading retailers and manufacturers that span approximately 80 countries and approximately 20,000 retail doors plus ecommerce.

Safe Harbor Statement
This news release may contain forward-looking statements regarding future events and the future performance of Cherokee. Forward-looking statements in this press release include, without limitation, express or implied statements regarding: the Company’s forecasted operating results for fiscal year 2019; the ability of the Company’s to resolve the noncompliance with its credit facility on reasonable terms, or at all; the Company’s expectations regarding its new and existing license agreements and the performance of its licensees thereunder; the Company’s ability to sustain necessary liquidity and grow its business; and anticipated market developments and opportunities.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and is based on currently available market, operating, financial and competitive information and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected, including, among others, risks that: Cerberus will exercise its rights to foreclose on all of the Company’s assets; the Company will not be able to resolve the noncompliance with its credit facility on reasonable terms or at all; the Company and its partners

-  2  -

will not achieve the results anticipated in the statements made in this release; global economic conditions and the financial condition of the apparel and retail industry and/or adverse changes in licensee or consumer acceptance of products bearing the Company’s brands may lead to reduced royalties; the ability and/or commitment of the Company’s licensees to design, manufacture and market Cherokee®, Hi-Tec®, Magnum®, 50 Peaks®, Interceptor®, Carole Little®, Tony Hawk® and Hawk Brands®, Liz Lange®, Everyday California® and Sideout® branded products could cause our results to differ from our anticipations; the Company’s dependence on a select group of licensees for most of the Company’s revenues makes us susceptible to changes in those organizations; and the Company’s dependence on its key management personnel could leave us exposed to disruption on any termination of service.   The risks included here are not exhaustive. Other risks and uncertainties are described in our annual report on Form 10-K filed on April 19, 2018, its periodic reports on Forms 10-Q and 8-K, and subsequent filings with the SEC we make from time to time. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company’s guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth under the Company’s safe harbor statement. This forecast is made as of the date of this release, and Company undertakes no obligation to update or amend this guidance whether as a result of new information, future events or otherwise.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Cherokee believes this information is useful to investors as a measure of profitability, because it helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring businesses and restructuring our operations.  In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. A reconciliation of net loss from continuing operations as reported in our consolidated statements of operations is reconciled to Adjusted EBITDA in tabular form later in this release under the heading “Reconcilation of GAAP to Non-GAAP Financial Data“.

Investor Contact:

Cherokee Global Brands

Steve Brink, CFO

818-908-9868

Addo Investor Relations

Laura Bainbridge/Patricia Nir

310-829-5400

-  3  -

CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands, except share and per share amounts)

	May 5,	February 3,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$2,531	$3,174
Accounts receivable, net	5,631	9,805
Other receivables	500	472
Prepaid expenses and other current assets	1,002	1,258
Current assets of discontinued operations	—	1,868
Total current assets	9,664	16,577
Property and equipment, net	869	1,090
Intangible assets, net	69,209	69,548
Goodwill	16,352	16,352
Accrued revenue and other assets	838	30
Total assets	$96,932	$103,597
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,290	$7,205
Other current liabilities	5,288	7,370
Current portion of long term debt	45,900	46,105
Deferred revenue—current	2,188	2,229
Current liabilities of discontinued operations	275	1,103
Total current liabilities	59,941	64,012
Long term liabilities:
Long term debt	—	—
Deferred income taxes	10,716	10,466
Other liabilities	4,303	5,004
Total liabilities	74,960	79,482
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, shares issued 13,997,200 (May 5, 2018) and 13,997,200 (February 3, 2018)	280	280
Additional paid-in capital	74,700	74,377
Accumulated deficit	(53,008)	(50,542)
Total stockholders’ equity	21,972	24,115
Total liabilities and stockholders’ equity	$96,932	$103,597

-  4  -

CHEROKEE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands, except per share amounts)

	Three Months Ended
	May 5,	April 29,
	2018	2017
Revenues	$5,402	$6,817
Operating expenses:
Selling, general and administrative expenses	4,356	5,948
Stock-based compensation	300	536
Business acquisition and integration costs	307	2,046
Restructuring charges	—	128
Depreciation and amortization	601	445
Total operating expenses	5,564	9,103
Operating loss	(162)	(2,286)
Other income (expense):
Interest expense	(1,737)	(1,522)
Other income (expense), net	(4)	(181)
Total other expense, net	(1,741)	(1,703)
Loss from continuing operations before income taxes	(1,903)	(3,989)
Provision (benefit) for income taxes	838	(447)
Net loss from continuing operations	(2,741)	(3,542)
Income from discontinued operations, net of income taxes	—	283
Net loss	$(2,741)	$(3,259)
Net (loss) income per share:
Basic loss per share from continuing operations	$(0.20)	$(0.27)
Diluted loss per share from continuing operations	$(0.20)	$(0.27)
Basic (loss) earnings from discontinued operations per share	$—	$0.02
Diluted (loss) earnings from discontinued operations per share	$—	$0.02
Basic loss per share	$(0.20)	$(0.25)
Diluted loss per share	$(0.20)	$(0.25)
Weighted average common shares outstanding:
Basic	13,997	12,953
Diluted	13,997	12,953

-  5  -

CHEROKEE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL DATA
 (In thousands)

Adjusted EBITDA is defined as net income before (i) interest expense, (ii) interest income and other income, (iii) provision for income taxes, (iv) depreciation and amortization, (v) intangible asset impairment loss, (vi) restructuring charges, (vii) business acquisition and integration costs and (viii) stock-based compensation and stock warrant charges.  Adjusted EBITDA is not defined under generally accepted accounting principles (“GAAP”) and it may not be comparable to similarly titled measures reported by other companies.  We use Adjusted EBITDA, along with GAAP measures, as a measure of profitability, because Adjusted EBITDA helps us compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization, and the cost of acquiring businesses and restructuring our operations.  We believe it is useful to investors for the same reasons.  Adjusted EBITDA has limitations as a profitability measure in that it does not include the interest expense on our long-term debt, our provision for income taxes, the effect of our expenditures for capital assets and certain intangible assets, or the costs of acquiring businesses and restructuring our operations, or our non-cash charges for stock-based compensation and stock warrants.  A reconciliation from net (loss) from continuing operations as reported in our consolidated statement of operations to Adjusted EBITDA is as follows:

	Three Months Ended
(In thousands)	May 5, 2018	April 29, 2017
Net loss from continuing operations	$(2,741)	$(3,542)
Provision (benefit) for income taxes	838	(447)
Interest expense	1,737	1,522
Interest income and other income	4	181
Depreciation and amortization	601	445
Restructuring charges	—	128
Business acquisition and integration costs	307	2,046
Stock-based compensation and stock warrant charges	300	536
Adjusted EBITDA	1,046	869

-  6  -